Exhibit 99.1

Sutro Biopharma Reports Third Quarter 2026 Financial Results and Business Highlights

– STRO-004, TF-targeting ADC, Phase 1 STRIVE-01 study advancing; next clinical update and initiation of expansion cohorts planned first half of 2027 –

– STRO-006, ITGB6-targeting ADC, enters clinic with first patient dosed; initial update expected second half of 2027 –

– STRO-227, Sutro’s PTK7-targeting dual-payload ADC, advancing toward clinical development early 2027 –

– Astellas dosed first patient in second dual-payload iADC program, triggering milestone payment to Sutro –

– Strong balance sheet with $142.2 million in cash, cash equivalents and marketable securities as of September 30, 2026, expected to support operations into first half of 2028 –

SOUTH SAN FRANCISCO, Calif., November 12, 2026 -- Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), a clinical-stage oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today reported its financial results for the third quarter ended September 30, 2026 and recent business highlights.

“Over the past year, we have delivered on our commitment to advance our next-generation ADCs with two programs, STRO-004 and STRO-006, entering the clinic in less than a year, and our dual-payload ADC, STRO-227, expected to follow in early 2027,” said Jane Chung, Chief Executive Officer of Sutro. “Early data from STRO-004 give us confidence in its potential to deliver meaningful clinical benefit with our proprietary ADC platform. In addition, our collaboration partner Astellas has initiated patient dosing with a second dual-payload immunostimulatory ADC, further highlighting our strong execution and ability to deliver differentiated, novel dual-payload ADCs. Together these advances reflect our proficiency in translating platform innovation into a growing pipeline of therapies designed to improve patient outcomes and create long-term value.”

Sutro Pipeline

STRO-004: Sutro’s potential best-in-class Tissue Factor (TF)-targeting DAR8 exatecan ADC is being evaluated in the ongoing Phase 1 STRIVE-01 study in patients with advanced solid tumors. As previously reported in August 2026, initial dose escalation in 49 heavily pretreated patients demonstrated encouraging early clinical activity, including confirmed and ongoing unconfirmed partial responses across three tumor types in RECIST-evaluable patients, alongside favorable tolerability and a differentiated pharmacokinetic profile. Dose optimization continues in backfill cohorts of selected indications. The Company plans to provide its next STRIVE-01 study update and initiate expansion cohorts in select indications in the first half of 2027.

STRO-006: Sutro’s next-generation, highly selective integrin β6 (ITGB6)-targeting ADC with a DAR8 exatecan payload, is designed for the treatment of multiple solid tumors. In October 2026, the Company announced the first patient dosed in a Phase 1, open-label, multicenter study evaluating the safety, tolerability, pharmacokinetics and preliminary antitumor activity of STRO-006 as a monotherapy in adults with advanced or metastatic solid tumors. The dose-escalation portion will enroll patients with ITGB6-expressing tumor types, including head and neck cancer, non-small cell lung cancer, esophageal/gastric cancer, colorectal cancer, endometrial cancer, urothelial cancer and breast cancer, with dosing beginning at 1.5 mg/kg. The Company anticipates an initial Phase 1 data update in the second half of 2027.

STRO-227: Sutro’s DAR10 dual-payload ADC targeting PTK7, consists of MMAE (DAR2) and exatecan (DAR8) payloads to enable complementary mechanisms of action within a single molecule. The program is advancing toward initiation of a Phase 1 clinical trial in early 2027 and is a key component of Sutro’s strategy to expand its portfolio of ADCs designed for the potential to widen the therapeutic index and overcome resistance.

Next-Generation ADC Collaborations

Astellas: Two programs are advancing in the clinic under Sutro’s collaboration with Astellas focused on dual-payload immunostimulatory ADCs (iADCs). The first program, which targets TROP2, continues to actively dose patients.

The second program, targeting B7-H3, began dosing patients, resulting in a $10 million milestone payment received by Sutro in October 2026.

Recent Scientific Presentations

At the 17th Annual World ADC Conference held October 12–15, 2026, Sutro presented initial STRO-004 clinical safety and pharmacokinetic findings in a plenary session, along with new preclinical updates on STRO-006, STRO-227 and novel payload mechanisms, demonstrating the potential of the Company’s platform to deliver next-generation ADCs with a wider therapeutic index and the potential to overcome resistance to single-payload ADCs. The presentations are available in the Scientific Publications section of Sutro Biopharma’s website at www.sutrobio.com.

Investor Conferences

Management will participate in the following upcoming healthcare investor conferences. Where available, live webcasts of the presentations can be accessed on the Events & Presentations page in the Investor Relations section of the Company’s website at www.sutrobio.com. Archived replays will remain available for at least 30 days following each event.

UBS Global Biopharma Conference

Fireside Chat Date/Time: November 17 at 10:40 AM GMT
Location: London, UK

Jefferies Global Healthcare Conference

Fireside Chat Date/Time: November 18 at 1:30 PM GMT
Location: London, UK

Piper Sandler 38th Annual Healthcare Conference
Fireside Chat Date/Time: December 2 at 1:30 PM EST
Location: New York, NY

Corporate Updates

In September, Sutro appointed Lucas Donigian as Senior Vice President, Business Development, bringing more than 20 years of biotechnology industry experience, with a background in business development, corporate strategy, and alliance management.

Third Quarter 2026 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of September 30, 2026, Sutro had cash, cash equivalents and marketable securities of $142.2 million, as compared to $164.3 million as of June 30, 2026. Based on its current operating plan, the Company expects its cash runway to support operations into the first half of 2028.

Revenue

Revenue was $9.1 million for the quarter ended September 30, 2026, as compared to $9.7 million for the quarter ended September 30, 2025, with the 2026 amount related principally to the Astellas collaboration.

Research & Development (R&D) and General & Administrative (G&A) Expenses

Total R&D and G&A expenses for the quarter ended September 30, 2026 were $31.0 million, as compared to $48.6 million for the quarter ended September 30, 2025.

About Sutro Biopharma

Sutro Biopharma, Inc. is a clinical-stage biotechnology company advancing a next-generation antibody-drug conjugate (ADC) platform designed to deliver single- and dual-payload ADCs that enable meaningful breakthroughs for patients with cancer. By fully optimizing the antibody, linker, and payload, Sutro’s cell-free platform produces ADCs that are engineered to improve drug exposure, reduce side effects, and expand the range of treatable tumor types. With unique capabilities in dual-payload ADCs, Sutro aims to overcome treatment resistance and redefine what’s possible in cancer therapy. The Company’s pipeline of single- and dual-payload ADCs targets large oncology markets with limited treatment options and significant need for improved therapies.

For more information, follow Sutro on social media @Sutrobio or visit www.sutrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities; timing of announcements of IND submissions, trial initiation, clinical results, and other regulatory filings; outcome of discussions with regulatory authorities; potential benefits, efficacy and safety profile of the Company’s product candidates and platform; potential business development and partnering transactions; potential market opportunities for the Company’s product candidates; the positioning of the Company’s product candidates in the competitive landscape; the timing and receipt of anticipated future milestone and royalty payments; and the Company’s expected cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to obtain, maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the Company’s commercial collaborations with third parties, the impact of health pandemics, tariffs, regional geopolitical conflicts, changes in interest rates, inflation, potential uncertainty with respect to the debt ceiling and government shutdowns, and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact
Emily White
Sutro Biopharma
(650) 823-7681
ewhite@sutrobio.com

Media Contact
Amy Bonanno
Lyra Strategic Advisory
abonanno@lyraadvisory.com

Sutro Biopharma, Inc.
Selected Statements of Operations Financial Data
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2026	2025
Revenue	$9,098	$9,693
Operating expenses
Research and development	23,499	39,853
General and administrative	7,539	8,741
Restructuring and related costs	16	9,558
Total operating expenses	31,054	58,152
Loss from operations	(21,956)	(48,459)
Interest income	1,466	2,009
Non-cash interest expense related to the sale of future royalties	(10,153)	(9,670)
Interest and other income (expense), net	(846)	(737)
Loss before provision for income taxes	(31,489)	(56,857)
Provision for / (benefit) from income taxes	—	—
Net loss	$(31,489)	$(56,857)
Net loss per share, basic and diluted	$(1.90)	$(6.66)
Weighted-average shares used in computing basic and diluted loss per share	16,583,806	8,540,708

Sutro Biopharma, Inc.
Selected Balance Sheets Financial Data
(Unaudited)
(In thousands)

	September 30,	December 31,
	2026 (1)	2025 (2)
Assets
Cash, cash equivalents and marketable securities	$142,177	$141,428
Accounts receivable	12,815	3,977
Property and equipment, net	7,127	10,648
Operating lease right-of-use assets	7,180	10,903
Other assets	7,349	6,874
Total Assets	$176,648	$173,830
Liabilities and Stockholders’ Deficit
Accounts payable, accrued expenses and other liabilities	$40,122	$58,482
Deferred revenue	10,054	12,590
Operating lease liability	9,700	15,674
Deferred royalty obligation related to the sale of future royalties	249,308	219,536
Total liabilities	309,184	306,282
Total stockholders’ deficit	(132,536)	(132,452)
Total Liabilities and Stockholders’ Deficit	$176,648	$173,830

(1)The condensed balance sheet as of September 30, 2026 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the Securities and Exchange Commission on November 12, 2026.

(2) The condensed balance sheet as of December 31, 2025 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 23, 2026.